                           [MERRILL LYNCH LETTERHEAD]

                                                   December 23, 2003

AFFORDABLE RESIDENTIAL COMMUNITIES, L.P.
600 Grant Street, Suite 900
Denver, Colorado  80203
Attention: John Sprengle
           Vice Chairman and Chief Financial Officer

              $125,000,000 Senior Secured Revolving Credit Facility

                                COMMITMENT LETTER

Ladies and Gentlemen:

         Merrill Lynch Mortgage Capital Inc. ("Merrill Lynch") or an affiliate, its successors, transferees and assigns, is pleased to inform Affordable
Residential Communities, L.P. (the "Company") of its commitment to provide the
Company with up to $50,000,000 of a $125,000,000 3-year Senior Secured Revolving
Credit Facility (the "Facility"), subject to the terms and conditions of this letter and the attached Annex I (collectively, the "Commitment Letter").
Further, an affiliate of Merrill Lynch Mortgage Capital is pleased to inform the
Company of its commitment to act as Joint Lead Arranger and Joint Book Running
Manager, and in such capacity to use its best efforts to arrange a syndicate of lenders (the "Lenders") for the Facility, subject to the terms and conditions of this Commitment Letter (it being understood and agreed that, except with respect to the $50,000,000 commitment of Merrill Lynch described above, neither Merrill
Lynch nor any of its affiliates is agreeing to underwrite such syndication). The proceeds of the Facility will be used for acquisitions of mobile home communities and mobile homes, to repay certain existing indebtedness, to buy back certain preferred equity, for capital expenditures and for general corporate purposes.

         Section 1. Conditions Precedent. Merrill Lynch's commitment hereunder is subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation incorporating substantially the terms and conditions outlined in this Commitment Letter (the "Operative Documents"); (ii)
the absence of (A) any material adverse change in the business, condition
(financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its subsidiaries, taken as a whole or any of its operating subsidiaries since December 31, 2002, and (B) any circumstance, change or condition in the loan syndication, financial or capital markets generally that, in the judgment of Merrill Lynch, could reasonably be expected to materially impair syndication of the Facility; (iii) the accuracy and completeness of all representations that the Company makes to Merrill Lynch and all information that the Company furnishes to Merrill Lynch; (iv) the Company's compliance with the terms of this Commitment Letter, including, without limitation, the payment in full of all fees, expenses and other amounts payable under this Commitment Letter; (v) satisfactory completion of legal and financial due diligence by Merrill Lynch, including, without limitation, delivery of Phase
I (and, if necessary, Phase II) environmental reports, engineering reports and
FIRREA appraisals, in each case acceptable to Merrill Lynch; and (vi) receipt of commitments for the Facility from other Lenders of not less than $75,000,000 in the aggregate, subject to the terms and conditions of this Commitment Letter.

         Section 2. Commitment Termination. Merrill Lynch's commitment hereunder will terminate on the earlier of (a) the date the Operative Documents become effective, and (b) January 31, 2004. Before such date, Merrill Lynch may terminate its commitment hereunder if any event occurs or information becomes available that, in its judgment, results or is likely to result in the failure to satisfy any condition set forth in Section 1.

         Section 3. Indemnification. The Company shall indemnify and hold harmless Merrill Lynch, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Commitment Letter or the Operative Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.
In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

         No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Company or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified
Party's gross negligence or willful misconduct. In no event, however, shall any
Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

         Section 4. Costs and Expenses. The Company shall pay, or reimburse
Merrill Lynch on demand for, all out-of-pocket costs and expenses incurred by
Merrill Lynch (whether incurred before or after the date hereof) in connection with the Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, including the reasonable fees and expenses of counsel, regardless of whether any of the transactions contemplated hereby are consummated. The Company shall also pay all costs and expenses of Merrill Lynch
(including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

         Section 5. Confidentiality. By accepting delivery of this Commitment
Letter, the Company agrees that this Commitment Letter is for the Company's confidential use only and that neither its existence nor the terms hereof will be disclosed by the Company to any person other than the Company's officers, directors, employees, accountants, attorneys and other advisors, agents and representatives (the "Company Representatives"), and then only on a confidential and "need to know" basis in connection with the transactions contemplated hereby; provided, however, that the Company may make such other public disclosures of the terms and conditions hereof as the Company is required by law, in the opinion of the Company's counsel, to make. Notwithstanding any other provision in this letter, the Company and Merrill Lynch hereby agree that each of the Company and Merrill Lynch (and each Company Representative and each of the officers, directors, employees, accountants, attorneys and other advisors, agents and representatives of Merrill Lynch) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind
(including opinions and other tax analyses) that are provided to any of them relating to such U.S. tax treatment and U.S. tax structure.

         Section 6. Representations and Warranties of the Company. The Company
represents and warrants that (i) all information that has been or will hereafter be made available to Merrill Lynch, any Lender or any potential Lender by the
Company or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by the Company and made available to Merrill
Lynch, any Lender or any potential Lender have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance

                                       2

can be given that the projections will be realized). The Company agrees to supplement the information and projections from time to time until the Operative
Documents become effective so that the representations and warranties contained in this paragraph remain correct.

         In providing this Commitment Letter, Merrill Lynch is relying on the accuracy of the information furnished to it by or on behalf of the Company and its affiliates without independent verification thereof.

         Section 7. No Third Party Reliance, Etc. The agreements of Merrill
Lynch hereunder and of any Lender that issues a commitment to provide financing under the Facility are made solely for the benefit of the Company and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties. The Company may not assign or delegate any of its rights or obligations hereunder without Merrill Lynch's prior written consent. This Commitment Letter may not be amended or modified, or any provisions hereof waived, except by a written agreement signed by all parties hereto. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto.

         The Company acknowledges that Merrill Lynch and/or one or more of its affiliates may provide financing, equity capital, financial advisory and/or other services to parties whose interests may conflict with the Company's interests. Consistent with Merrill Lynch's policy to hold in confidence the affairs of its customers, neither Merrill Lynch nor any of its affiliates will furnish confidential information obtained from the Company to any of Merrill
Lynch's other customers. Furthermore, neither Merrill Lynch nor any of its affiliates will make available to the Company confidential information that
Merrill Lynch obtained or may obtain from any other person.

         Section 8. Governing Law, Etc. This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. This
Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of an original executed counterpart of this Commitment Letter. Sections 3 through 6, 8 and 9 hereof shall survive the termination of Merrill Lynch's commitment hereunder. The Company acknowledges that information and documents relating to the Facility may be transmitted through Intralinks, the internet or similar electronic transmission systems.

         Section 9. Waiver of Jury Trial. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this
Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

                   [Balance of Page Intentionally Left Blank.]

                                       3

         Please indicate the Company's acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and returning them to Steve
Glassman, Director, Merrill Lynch, Four World Financial Center, New York, New
York 10080 (fax: (212) 738-1013) at or before 5:00 p.m. (New York City time) on
December 29, 2003, the time at which Merrill Lynch's commitment hereunder (if not so accepted prior thereto) will terminate. If the Company elects to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

                                Very truly yours,

                                MERRILL LYNCH MORTGAGE CAPITAL INC.

                                By /s/ Sheri Horowitz
                                   ---------------------------
                                   Name: Sheri Horowitz
                                   Title: Vice President

ACCEPTED AND AGREED
on December 29, 2003:

AFFORDABLE RESIDENTIAL COMMUNITIES, L.P.

By AFFORDABLE RESIDENTIAL COMMUNITIES INC.,
   its General Partner

   By /s/ John Sprengle
     --------------------------------------
     Name: John Sprengle
     Title: Vice Chairman

                                       4

                                     ANNEX I

                          SUMMARY OF TERMS AND CONDITIONS

                     AFFORDABLE RESIDENTIAL COMMUNITIES INC.
                         SUMMARY OF TERMS AND CONDITIONS
              $125 MILLION SENIOR SECURED REVOLVING CREDIT FACILITY

BORROWER:                        Affordable Residential Communities LP (the "Borrower").

FACILITY AMOUNT:                 $125,000,000.

TYPE OF FACILITY:                Senior Secured Revolving Credit Facility (the "Facility"). The Facility will include Letter of Credit and Swingline subfacilities, subject to sublimits to be agreed.

PURPOSE:                         Acquisitions,  repayment of indebtedness, capital expenditures, and general corporate purposes.

MATURITY:                        Three years from the Closing Date.

AVAILABILITY:                    The Borrower may borrow, repay, and reborrow.

ADMINISTRATIVE AGENT AND         Citicorp North America, Inc. (the "Administration Agent").
COLLATERAL AGENT:

SYNDICATION AGENT:               Merrill Lynch & Co. (the "Syndication Agent").

JOINT LEAD ARRANGERS AND JOINT   Citigroup Global Markets Inc. and Merrill Lynch & Co. (collectively the "Arrangers").
BOOK RUNNING MANAGERS:

LENDERS:                         Citicorp  North  America,  Inc. and other  financial  institutions  acceptable to the
                                 Borrower and the Agent.

CLOSING DATE:                    [      ], or such other date as may be agreed upon by the Borrower and the Agent.

AMORTIZATION:                    None.

GUARANTORS:                      All obligations of the Borrower under the Facility and under any interest  protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be unconditionally guaranteed (the "Guaranty") by Affordable
                                 Residential Communities Inc. (the "Company") and each existing and subsequently acquired subsidiary of the Borrower unless prohibited by an existing financing agreement.

FEES:                            As set forth in Exhibit 1 hereto.

INTEREST RATES:                  As set forth in Exhibit 1 hereto.

COLLATERAL:                      With respect to the Borrowing Base Assets, collateral shall consist of:

                                 1)   Communities: A perfected first-priority mortgage lien on the Properties
                                      (which mortgage documentation will include an assignment of leases and rents, and an assignment of contracts, licenses and permits), title insurance in amounts acceptable to the Agent, ALTA land surveys certified to the Agent and opinions of local counsel with respect to the enforceability and perfection of the mortgages.

                                 2)   Rental Units: UCC personal property and fixture filings on Rental Units and all Equipment related thereto, all service contracts, and warranty claims, pledge of ownership interests in ARC Housing, LLC. In addition, all certificates of title pertaining to the Rental Units will be held by an independent Collateral Subagent mutually satisfactory to the Agent and the
                                      Borrower. Such certificates of title will be subject to a springing first priority security interest under applicable local certificate of title statutes, that the Agent will be entitled to direct the Collateral Subagent to perfect upon the first to occur of (i) Company and Borrower Debt Service
                                      Coverage Ratio of less than or equal to 1.25x or (ii) any Event of Default
                                      (the first to occur of (i) or (ii), a "Collateral Trigger Event"). At closing, ARC Housing, LLC will grant the Collateral Subagent a power of attorney authorizing it to execute and file all documents necessary to create such first priority security interest. All income and revenue from the Rental Units will be deposited into an account pledged to the Agent.
                                      Upon the occurrence of a Collateral Trigger Event, the Lenders will have the right to implement a lockbox into which tenants of the Rental Units will be required to make payments directly.

OPTIONAL PREPAYMENT:             Prepayable in whole or in part at any time at par without penalty or premium, other than customary LIBOR breakage costs.

MANDATORY PREPAYMENT:            None, other than  acceleration upon an Event of Default pursuant to customary default remedy provisions.

CONDITIONS PRECEDENT TO          Customary for facilities of this nature, applicable to the Borrower and the
CLOSING:                         Guarantors, including but not limited to:

                                 1)   Board resolutions.

                                 2)   Incumbency/specimen signature certificate.

                                 3)   Favorable legal opinion from counsel for the Borrower and the Guarantors.

                                 4)   Favorable legal opinion from counsel for the Agent.

                                 5)   Accuracy of representations and warranties.

                                 6)   The Borrower shall enter into interest rate protection agreements, in an amount, and pursuant to documentation reasonably satisfactory to the Agent.

                                 7)   Completion of the Initial Public Offering by the Company in an amount of at least $350,000,000 and Recapitalization.

                                 8)   For the Communities, receipt of appraisals, engineering and environmental reports, satisfactory to the Agent.

CONDITIONS PRECEDENT TO ALL      Customary for facilities of this nature, applicable to the Borrower and the
ADVANCES AND TO FACILITY         Guarantors, including but not limited to:
EXTENSION:

                                 1)   All representations and warranties are true and correct in all material respects on and as of the date of the Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                                 2)   No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing, or would result from such Borrowing.

REPRESENTATIONS AND WARRANTIES:  Customary for facilities of this nature, applicable to the Borrower and the
                                 Guarantors, including but not limited to:

                                 1)   Confirmation of corporate status and authority.

                                 2)   Due authorization of the loan documents.

                                 3)   Execution, delivery, and performance of loan documents do not violate law or existing material agreements.

                                 4)   No governmental or regulatory approvals required that have not been obtained except where the failure to do so would not result in a material adverse effect on (i) the business, condition (financial or otherwise), operations or prospects of the Borrower and the Guarantors, taken as a whole, (ii) the rights and remedies of the Agent or any Lender under any
                                      Loan Document, (iii) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document, or (iv) the value of the
                                      Collateral (any such effect, a "Material Adverse Effect").

                                 5)   No litigation which would have a Material Adverse Effect.

                                 6)   No material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Borrower and the
                                      Guarantors, taken as a whole, since December 31, 2002.

                                 7)   Accuracy of information, financial statements.

                                 8)   Material compliance with laws and regulations, including ERISA and all applicable environmental laws and regulations.

                                 9)   Legality, validity, binding effect and enforceability of the loan documents.

                                 10)  Margin regulations.

                                 11)  Not an investment company.

                                 12)  Solvency.

                                 13)  Advances not to exceed the Borrowing Base.

                                 14)  No unpermitted liens on Borrowing Base Assets.

AFFIRMATIVE COVENANTS:           Customary for facilities of this nature, applicable to the Borrower and the
                                 Guarantors, including but not limited to:

                                 1)   Preservation and maintenance of corporate existence.

                                 2)   Material compliance with laws (including ERISA and applicable environmental laws).

                                 3)   Payment of taxes.

                                 4)   Payment of material obligations.

                                 5)   Delivery of audited annual consolidated financial statements and unaudited quarterly consolidated financial statements of the Company, monthly financial reporting on the Borrowing Base Assets, together with other financial information as the Agent may reasonably request.

                                 6)   Other reporting requirements and notices of default, material litigation, material claims affecting Borrowing Base Assets and material environmental events.

                                 7)   Visitation and inspection rights.

                                 8)   Maintenance of books and records.

                                 9)   Maintenance of properties.

                                 10)  Maintenance of insurance.

                                 11)  Use of proceeds.

                                 12)  Upon the occurrence of a Collateral Trigger Event, first priority perfected liens on the Rental Unit Collateral under applicable certificate of title statutes.

NEGATIVE COVENANTS:              Customary for facilities of this nature, applicable to the Borrower and the
                                 Guarantors, including but not limited to:

                                 1)   Maximum Permitted Investments.

                                 2)   Limitations on guarantees.

                                 3)   Prohibition on recourse debt, excluding (i) debt in the amount of
                                      $225,000,000 to support the Borrower's in-park consumer finance program, and (ii) certain other exceptions to be agreed.

                                 4)   Limitation on liens.

                                 5)   Prohibition on agreements prohibiting liens on or transfers of Borrowing
                                      Base Assets.

                                 6)   Limitations on secured debt.

                                 7)   Limitations on debt.

                                 8)   Limitations on mergers, consolidations, acquisitions, asset dispositions and sale/leaseback transactions.

                                 9)   Limitations on transactions with affiliates.

                                 10)  Limitations on changes in business.

                                 11)  Appraisals on Communities to be performed at the request of the Agent, but not more frequently than annually.

BORROWING BASE:                  Availability will be subject to a Borrowing Base:

                                 1)   Communities: maximum debt equal to the lesser of 60% of Appraised Value or
                                      75% of Capitalized Real Estate Value. The approval of Required Lenders will be required to release or add Communities to the Borrowing Base.

                                 2)   Rental Units: maximum debt equal to the lesser of: (i) 45% of Capitalized
                                      Purchase Price, (ii) 70% of depreciated book value per GAAP, or (iii) a multiple of EBITDA that varies based upon the age of the Rental Unit as follows:

                                      (less than or equal to) 6 years:                   3.5x

                                      (greater than) 6 (less than or equal to) 10 years: 3.0x

                                      (greater than) 10 years:                           no Borrowing Base credit

                                 3)   Minimum Debt Service Coverage Ratio of 2.0x, calculated using an interest rate equal to the Applicable Margin for Eurodollar Rate Advances under the
                                      Facility plus the greater of 3.0% and the 3-year swap rate.

                                 4)   Borrowings Base Availability allocated to Communities (greater than or equal to)
                                      65% of total Advances and Letters of Credit under the Facility.

                                 For purposes of calculating Capitalized Real Estate Value, the Borrowing Base
                                 Cap Rate will be applied to Adjusted NOI. Adjusted NOI will include a deduction for management fees equal to the greater of actual or 5% of revenues and a reserve for capital expenditures equal to $100/pad. The "Borrowing Base Cap
                                 Rate" will initially equal 8.5%. However, if the ten-year treasury rate
                                 (calculated as an average of the five preceding closing date values) at any time exceeds 5.5%, then the Borrowing Base Cap Rate will increase by 50% of such excess (rounded downward, as necessary, to the nearest 1/4 of 1%), to a maximum of 9.5%. (As an example, an increase in the 5-day average 10-year treasury to
                                 6.5% will increase the Borrowing Base Cap Rate by 50 bps to 9.0%.)

FINANCIAL COVENANTS:             Usual and customary for facilities of this nature, including but not limited to:

                                 1)   Debt to Total Asset Value (less than) 75.0% through 12/30/04, 70.0% through
                                      12/30/05, 65.0% through 6/29/06, and 60.0% thereafter

                                 2)   Debt Service Coverage (greater than) 1.50x through 12/30/04, 1.75x through
                                      6/29/06, 2.0x thereafter

                                 3)   Fixed Charge Coverage (greater than) 1.25x through 12/30/04, 1.5x through
                                      6/29/06, and 1.75x thereafter

                                 4)   Limitations on Dividends

                                 5)   Minimum Tangible Net Worth

                                 6)   Rental Unit NOI (less than) 20% of Total NOI

                                 For purposes of calculating Total Asset Value, an 8.5% cap rate will be applied to Adjusted EBITDA. Adjusted EBITDA will include a reserve for capital expenditures equal to $100/pad.

EVENTS OF DEFAULT:               Customary for facilities of this nature, applicable to the Borrower and Guarantors, including, but not limited to:

                                 1)   Failure to pay principal when due and failure to pay interest, fees and other amounts within 3 business days of when due.

                                 2)   Representations or warranties materially incorrect.

                                 3)   Failure to comply with covenants (with notice and cure periods as applicable).

                                 4)   Cross-default (i) to payment defaults on debt aggregating $10,000,000 or more, or (ii) to other events if the effect is (A) to permit acceleration of such debt and such event is not cured within a cure period to be agreed, or (B) to accelerate such debt.

                                 5)   Unsatisfied judgment or order in excess of $10,000,000, subject to exceptions permitting appeal and a grace period to be agreed.

                                 6)   Bankruptcy/insolvency.

                                 7)   ERISA

                                 8)   Change of control or ownership.

                                 9)   Failure to have a first priority perfected lien on the Collateral
                                      (including, following a Collateral Trigger Event, a first priority perfected lien under applicable certificate of title statutes on Collateral comprised of Rental Units).

OTHER:                           Loan documentation will include:

                                 1)   Indemnification of the Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the Facility or the use or proposed use of proceeds except in cases of gross negligence and willful misconduct.

                                 2)   Normal agency, set-off and sharing language.

                                 3)   Majority Lenders defined as those holding greater than 50% of commitments.
                                      The consent of all the Lenders will be required to increase the size of the
                                      Facility, to extend the maturity or to decrease interest rates or fees.

ASSIGNMENTS AND PARTICIPATIONS:  Each Lender will have the right to assign to one or more eligible assignees all or a portion of its rights and obligations under the loan documents, with the consent, not to be unreasonably withheld, of the Agent and, so long as no default shall then exist, the Borrower. Minimum aggregate assignment level of
                                 $5,000,000 and increments of $1,000,000 in excess thereof. The parties to the assignment (other than the Borrower) will pay to the Agent an administrative fee of $3,500.

                                 Each Lender will also have the right, without the consent of the Borrower or the
                                 Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and (ii) with notice to the Borrower and the Agent, all or part of its rights and obligations under the loan documents to any of its affiliates.

                                 Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights.

YIELD PROTECTION, TAXES, AND     The loan documents will contain yield protection provisions, customary for
OTHER DEDUCTIONS:                facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, and reserve and capital adequacy requirements.

                                 All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than franchise taxes and income taxes in the jurisdiction of the Lender's applicable lending office). The loan documents will contain customary provisions requiring the Lenders to use reasonable efforts to minimize to the extent possible any applicable taxes, withholdings or deductions, and the Borrower will indemnify the Lenders and the Agent for such items paid by the Lenders or the Agent. Foreign Lenders will furnish appropriate certificates or other evidence of exemption from U.S. federal tax withholding.

GOVERNING LAW:                   State of New York.

COUNSEL TO THE AGENT:            Shearman & Sterling LLP.

EXPENSES:                        The Borrower will reimburse the Arrangers and the Agent for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel to the
                                 Agent, it being understood that the Arrangers and the Agent will use only one legal counsel) incurred by them in the negotiation, syndication and execution of the Facility. Such expenses will be reimbursed by the Borrower upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

                                    EXHIBIT 1
                         FEE SCHEDULE AND INTEREST RATES

INTEREST RATES AND INTEREST PERIODS:  At the Borrower's option, any Advance that is made to it will be available at the rates and for the Interest Periods stated below:

                                      1)   Base Rate: a fluctuating rate equal to Citibank's Base Rate plus the
                                           Applicable Margin.

                                      2)   Eurodollar Rate: a periodic fixed rate equal to LIBOR plus the Applicable
                                           Margin.

                                      The Eurodollar Rate will be fixed for Interest Periods of 1, 2, 3, or 6 months.

                                      Upon the occurrence and during the continuance of any Event of Default, each
                                      Eurodollar Rate Advance will convert to a Base Rate Advance at the end of the
                                      Interest Period then in effect for such Eurodollar Rate Advance.

APPLICABLE MARGIN:                    The Applicable Margin means:

                                      1)   for Base Rate Advances, an amount which will vary as per the Pricing Grid, based on the Company's Leverage Ratio (Debt to Total Asset Value).

                                      2)   for Eurodollar Rate Advances, an amount which will vary as per the Pricing
                                           Grid, based on the Company's Leverage Ratio.

                                      Upon the occurrence and during the continuance of any Event of Default, the
                                      Applicable Margin will increase by 200 bps.

                                      -------------------------- -------------------------- --------------------------
                                                                   APPLICABLE MARGIN FOR      APPLICABLE MARGIN FOR
                                                                 EURODOLLAR RATE ADVANCES      BASE RATE ADVANCES
                                           LEVERAGE RATIO                  (BPS)                      (BPS)
                                      -------------------------- -------------------------- --------------------------
                                          (greater than or
                                            equal to) 70%                      350.0                      250.0

                                           (less than) 70%
                                            (greater than
                                           or equal to) 60%                    312.5                      212.5

                                           (less than) 60%
                                            (greater than
                                           or equal to) 50%                    275.0                      175.0

                                            (less than) 50%                    237.5                      137.5

UNUSED FEE:                           50 bps, payable on the average unused commitment.

LETTER OF CREDIT FEES:                Fronting and usage fees to be agreed upon and specified in the final loan documentation.